SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________



      Date of Report (Date of earliest event reported) October 25, 2000
                            BICO, INC.
         (Exact name of registrant as specified in its charter)


Pennsylvania                       0-10822                 25-1229323
(State of other jurisdiction    (Commission File Number)     (IRS Employer
 of incorporation)                                        Identification No.)


       2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,Pennsylvania 15220
            (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code (412) 429-0673




        _______________________________________________________
                 (Former name or former address,
                   if changes since last report.)












Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. subsidiary Petrol Rem, Inc., announced today that Petrol Rem and Universal Scrap Tire
          Company, L.L.C., have formed a new company called
          Tireless, L.L.C., which will focus on contracts for shredding and recycling of scrap tires which pose a sincere environmental and human health problem. Petrol Rem has a 51% ownership in the new entity.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                         SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  October 25, 2000







   BICO SUBSIDIARY PETROL REM FORMS TIRE RECYCLING COMPANY

     Pittsburgh, PA - October 25, 2000 - BICO, Inc. (OTCBB:BIKO) subsidiary Petrol Rem, Inc., announced today that Petrol Rem and Universal Scrap Tire Company, L.L.C., have formed a new company called Tireless, L.L.C., which will focus on contracts for shredding and recycling of scrap tires which pose a sincere environmental and human health problem. Petrol Rem has a 51% ownership in the new entity.
     Mr. Carl H. Greene assumed the position of President of Tireless, Inc. Mr. Greene is widely respected as an exceptionally talented petro-chemical executive with more than 25 years experience in project management and an in-depth knowledge of the scrap tire business.
      Although annually there are 270 million scrap tires generated nationally, Tireless will initially concentrate on the area comprised of Pennsylvania, Ohio, West Virginia, and Maryland where there are an estimated 100 - 150 million scrap tires. To facilitate the shredding of these tires, in December 2000 Tireless will take delivery of a state-of-the-art McKinnon (CM) Tire Shredder, which is mobile, can be taken to the tire piles, and will allow Tireless to handle the largest of scrap piles since it is capable of shredding 2,000 tires an hour. The Shredder/Waste Management Division of Columbus McKinnon Corporation, a leading global manufacturer and supplier of material handling products and solutions, manufactures the CM Tire Shredder
     Tireless is currently in discussions with Department of Environmental Protection (DEP) officials in the target area as it negotiates potential contracts.
      Of this new venture, Mr. Greene said, "Tireless may be new, but the company is backed and managed by engineers and professionals representing over 100 years of experience in energy and renewable fossil fuels and we can tailor a long-term contractual agreement to meet customer requirements on a cost efficient, reliable basis."
      Scrap tires present a large environmental and health problem as they cannot be buried in landfills because they work themselves back to the top and create an excellent breeding ground and home for disease carrying mosquitoes and rodents. To aid in handling this problem, the Waste Tire Recycling Act (Act 190 of 1996) provides Grants and Investment Tax Credits to private sector companies for the disposition of these waste tire piles.
     The CM Tire Shredder grinds the scrap tires into 2-inch pieces, which can then be used as fuel for utility companies or cement kilns.
     BICO, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental solutions. Subsidiary Petrol Rem, Inc., with corporate headquarters and manufacturing facilities also in Pittsburgh, focuses on solutions for environmental problems.

FOR FURTHER INFORMATION, CONTACT:
Investors                                  Media
Diane McQuaide                             Susan Taylor
1.412.429.0673 phone                       1.412.429.0673 phone
1.412.279.9690 fax                         1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE:  www.bico.com